UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2019

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 to Form 8-K amends the Current Report on Form 8-K filed by MidWestOne Financial Group, Inc. (the "Company") with the Securities and Exchange Commission on July 17, 2019 (the "Original Filing"). The Date of Report on the Original Filing, was incorrectly stated as July 16, 2018. The correct date was July 16, 2019.
There are no other changes to the Original Filing.
Item 8.01.     Other Events.
The Board of Directors of the Company declared a cash dividend of $0.2025 per common share on July 16, 2019, which is the same as the dividend paid in the prior quarter. The dividend is payable September 16, 2019, to shareholders of record at the close of business on September 2, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	July 17, 2019	By:	/s/ BARRY S. RAY
Barry S. Ray
Senior Executive Vice President and Chief Financial Officer